Exhibit 99.1

FOR IMMEDIATE RELEASE

November 3, 2014

Contacts:           Melanie J. Dressel, President

and Chief Executive Officer

(253) 305-1911

Clint E. Stein, Executive Vice President

and Chief Financial Officer

(253) 593-8304

COLUMBIA BANKING SYSTEM ANNOUNCES CLOSING OF INTERMOUNTAIN COMMUNITY BANCORP ACQUISITION

TACOMA, Washington, November 3, 2014 /PRNewswire — Columbia Banking System, Inc. (NASDAQ: COLB, “Columbia”) today announced the completion of its acquisition of Intermountain Community Bancorp (“Intermountain”), the parent company of Panhandle State Bank, effective as of November 1, 2014. Immediately following completion of the acquisition, Panhandle State Bank was merged with and into Columbia’s wholly owned subsidiary, Columbia State Bank. With this transaction, which was completed in just over three months since the merger agreement was signed, Columbia’s total assets are approximately $8.5 billion, with over 150 branches throughout Washington, Oregon and Idaho. Columbia also appointed Ford Elsaesser, the former Chairman of Intermountain, to serve on Columbia’s Board and the Board of Columbia State Bank.

Melanie J. Dressel, President and Chief Executive Officer of Columbia, said, “We are delighted to welcome the customers, employees, and shareholders of Intermountain to Columbia. This acquisition marks our entry into the Idaho market and furthers our long stated objective of being the leading Pacific Northwest regional community bank. The complementary aspects of the companies’ businesses, including customer focus, business orientation and compatibility of values and operating styles, make the merger a natural fit.”

Columbia will separately announce, when the information is available, the final results of the merger consideration elected to be received by former Intermountain shareholders.

Keefe, Bruyette & Woods, Inc. acted as financial advisor and Sullivan & Cromwell LLP acted as legal counsel to Columbia. Sandler O’Neill + Partners, L.P. acted as financial advisor and Graham & Dunn PC acted as legal counsel to Intermountain.

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding Company of Columbia State Bank, a Washington state-chartered full-service commercial bank. For the eighth consecutive year, the bank was named in 2014 as one of Puget Sound Business Journal’s “Washington’s Best Workplaces.”

More information about Columbia can be found on its website at www.columbiabank.com.

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Note Regarding Forward-Looking Statements

This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These forward looking statements describe Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” and words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates may reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Annualized, pro forma, projected and estimated numbers and percentages are used for illustrative purposes only, are not forecasts and may not reflect actual results.

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